                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of June 20, 2000, by and among INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"), the stockholders of CO SPACE, INC., a Delaware corporation (the "Company"), identified on EXHIBIT A hereto (the "Stockholders"), and CO SPACE STOCKHOLDERS' AGENT LLC, a Delaware limited liability company (the "Stockholders' Agent").


                                    RECITALS

         A. Parent, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of May 26, 2000, as amended (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") and the Stockholders will have the right to receive shares of common stock of Parent. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

         B. Parent has agreed to provide the Stockholders with certain registration rights as more fully described herein.

         C. Contemporaneously with the execution and delivery of this Agreement, each Stockholder is executing and delivering to Parent a lock-up agreement (a "Lock-Up Agreement") of even date herewith, under which such Stockholder agrees not to dispose of more than 50% of its Registerable Shares (defined below) or warrants or other rights to purchase Registerable Shares except pursuant to the terms of the Lock-Up Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

SECTION 1.        GENERAL

                  1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.


                                       1.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTERABLE SHARES" means the shares of Parent Common Stock issued to the Stockholders pursuant to the Reorganization Agreement or upon exercise of Company Warrants assumed by Parent pursuant to the Reorganization Agreement and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; PROVIDED, HOWEVER, that Registerable Shares shall cease to be Registerable Shares when (i) a registration statement covering all such Registerable Shares shall have become effective under the Securities Act, and such Registerable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) all such Registerable Shares may be transferred pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") in any single calendar quarter and PROVIDED FURTHER, that Registerable Shares shall not include (i) 50% of any shares of Parent Common Stock delivered into the "Escrow Account" pursuant to the Escrow Agreement dated of even date herewith among certain of the Stockholders, Parent, the Stockholders' Agent (as defined therein) and State Street Bank and Trust Company of California, N.A., as escrow agent and (ii) any shares issued upon exercise of any options assumed pursuant to the Reorganization Agreement. The Stockholders desiring to sell shares pursuant to Rule 144 shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by Parent's counsel to provide such opinion.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by Parent in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, reasonable fees and disbursements not to exceed $15,000 of a single special counsel for the Stockholders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent).

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

                  2.1 RIGHTS HEREIN CONDITIONAL. The rights granted herein to each Stockholder are conditioned upon each Stockholder's signing, and may only be enforced by such Stockholder if such Stockholder has signed, each of the Escrow Agreement, the Stockholder Representation Letter (or Purchaser Representative Letter, if applicable) and the Lock-Up Agreement (each of such agreements being substantially in the form as such agreement is attached as an exhibit to the Reorganization Agreement, as amended) and the CO Space Stockholders' Agent LLC Limited Liability Company Operating Agreement.

                  2.2      REGISTRATION


                                       2.

                  (a) No later than October 4, 2000, Parent shall prepare and file with the SEC a Form S-3 registration statement (or, if Form S-3 is not then available to Parent, a registration statement on such other form as is then available to Parent for the registration for resale of the Registerable Shares) (the "Registration Statement"), covering the resale of the Registerable Shares. Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registerable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) one year after the Closing Date, PROVIDED, HOWEVER, that the reporting requirements of Rule 144(c) under the Securities Act have been satisfied (the "Registration Effective Period").

                  (b) In connection with any exercise by MSDW Venture Partners, H & Q Indian Investors, L.P. or Oak Investment Partners, VIII, L.P. (including any transferee of rights of such holders, collectively, the "Investors") of their demand or piggyback registration rights pursuant to Section 2.2 and
Section 2.3, respectively, of the Indian Network Services Corporation Amended and Restated Investor Rights Agreement, dated October 4, 1999, as amended by the Consent and Amendment to Investor Rights Agreement dated as of May [__], 2000 (as so amended, the "Investor Rights Agreement") or any other such registration rights granted by Parent to the Investors with respect to the shares of Parent Common Stock owned by the Investors as of the date hereof, Parent shall notify the Stockholders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Parent in connection with such exercise. Parent will afford each such Stockholder an opportunity to include in such registration statement Registerable Shares held by such Stockholder. The number of Registerable Shares that may be included in such registration statement by a Stockholder shall equal a percentage of such Stockholder's Registerable Shares equal to the percentage of Registerable Securities (as defined in the Investor Rights Agreement) (or the applicable percentage with respect to any other registration rights granted by Parent to the Investors with respect to the shares of Parent Common Stock owned by the Investors as of the date hereof) held by the Investors that is proposed to be sold by the Investors under such registration statement. Each Stockholder desiring to include in any such registration statement any part of the Registerable Shares held by it shall, within fifteen (15) days after the above-described notice from the Parent, so notify the Parent in writing. Such notice shall state the intended method of disposition of the Registerable Shares by such Stockholder. If the registration statement under which the Parent gives notice under this Section 2.2(b) is for an underwritten offering, the Parent shall so advise the Stockholders. In such event, the right of any such Stockholder to be included in a registration pursuant to this Section 2.2(b) shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registerable Shares in the underwriting to the extent provided herein and subject to all terms and conditions of the Investor Rights Agreement, or any other agreement under which registration rights are granted by Parent to the Investors with respect to the shares of Parent Common Stock owned by the Investors as of the date hereof, has granted applicable to such registration. All Stockholders proposing to distribute their Registerable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Parent.


                                       3.

                  2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 herein shall be borne by Parent.

                  2.4 OBLIGATIONS OF PARENT. Whenever required to effect the registration of the Registerable Shares pursuant to Section 2.2, Parent shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the Registration Effective Period.

                           (b) Furnish to the Stockholders such number of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registerable Shares owned by them.

                           (c) Use all reasonable efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders; PROVIDED that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (d) Notify each Stockholder covered by such
registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made. Thereafter, Parent shall use commercially reasonable efforts to prepare and file with the SEC and furnish to each Stockholder as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus or other such documents as may be necessary so that, as thereafter delivered to the purchasers of such Registerable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made.

                           (e) Use its best efforts to furnish, on the date that
such Registerable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.


                                       4.

                  2.5 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                           (a) No Stockholder shall have any right to obtain or
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                           (b) It shall be a condition precedent to the
obligations of Parent to take any action pursuant to Section 2.2 that the Stockholders shall furnish to Parent such information regarding themselves, the Registerable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registerable Shares.

                  2.6 INDEMNIFICATION. In the event any Registerable Shares are included in a registration statement under Section 2.2:

                           (a) To the extent permitted by law, Parent will
indemnify and hold harmless each Stockholder, the partners, officers and directors of each Stockholder, any underwriter (as defined in the Securities
Act) for such Stockholder and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or
(iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will pay as incurred to each such Stockholder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder, partner, officer, director, underwriter or controlling person of such Stockholder.

                           (b) To the extent permitted by law, each Stockholder
will indemnify and hold harmless Parent, each of its directors, its officers and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Stockholder


                                       5.

selling securities under such registration statement or any of such other Stockholder's partners, directors or officers or any person who controls such Stockholder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder under an instrument duly executed by such Stockholder and stated to be specifically for use in connection with such registration; and each such Stockholder will pay as incurred any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Stockholder, or partner, officer, director or controlling person of such other Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined in a final, non-appealable decision that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this
Section 2.6 exceed the net proceeds from the offering received by such Stockholder.

                           (c) Promptly after receipt by an indemnified party
under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to both the indemnifying party and the indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

                           (d) If the indemnification provided for in this
Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with


                                       6.

the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Stockholder hereunder exceed the net proceeds from the offering received by such Stockholder.

                           (e) The obligations of Parent and Stockholders under
this Section 2.6 shall survive completion of any offering of Registerable Shares in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  2.7 RULE 144 REPORTING. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registerable Shares to the public without registration, Parent agrees to:

                           (a) Make and keep public information available, as
those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                           (b) File with the SEC, in a timely manner, all
reports and other documents required of Parent under the Exchange Act; and

                           (c) So long as a Stockholder owns any Registerable
Shares, furnish to such Stockholder forthwith upon request: a written statement by Parent as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of Parent; and such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                  2.8 CESSATION OF OFFERING. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4(d), the disposition of the Registerable Shares pursuant to the Registration Statement covering such shares shall be immediately discontinued until the Stockholders receive copies of the supplemented or amended prospectus or other documents contemplated by Section 2.4(d), and, if so directed by Parent, the Stockholders shall deliver to Parent all copies of the prospectus covering such Registerable Shares in such Stockholder's possession at the time of receipt of such notice. In no event may Parent cause the cessation of the sale of shares under the Registration Statement pursuant to Section 2.4(d) for more than an aggregate of 45 days during the Registration Effective Period.


                                       7.

SECTION 3. MISCELLANEOUS

                  3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

                  3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Stockholder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Parent pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Parent hereunder solely as of the date of such certificate or instrument.

                  3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registerable Shares from time to time; PROVIDED, HOWEVER, that prior to the receipt by Parent of adequate written notice of the transfer of any Registerable Shares specifying the full name and address of the transferee, Parent may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

                  3.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Reorganization Agreement, the Lock-Up Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  3.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  3.6 AMENDMENT AND WAIVER.

                           (a) Any provision of this Agreement may be amended
and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent and the Stockholders owning of record at least 80% of the Registerable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 3.6 shall be binding upon each Stockholder and Parent; PROVIDED, HOWEVER, that no such amendment or waiver shall disproportionately affect a Stockholder adversely without such Stockholder's consent. By acceptance of any benefits under this Agreement, the Stockholders hereby agree to be bound by the provisions hereunder.


                                       8.

                           (b) Except as otherwise expressly provided, the
obligations of Parent and the rights of the Stockholders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registerable Shares.

                  3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                  3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  3.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                       9.

         This Registration Rights Agreement has been executed and delivered as of the date first stated above.



                                           INTERNAP NETWORK SERVICES CORPORATION


                                           By:
                                              ----------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Title:
                                                 -------------------------------


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                           STOCKHOLDER:


                                           By:
                                              ----------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Title:
                                                 -------------------------------

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                           STOCKHOLDERS' AGENT:


                                           CO SPACE STOCKHOLDERS' AGENT LLC


                                           By:
                                              ----------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Title:
                                                 -------------------------------


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                                  STOCKHOLDERS

                                TABLE OF CONTENTS


                                                                                                               PAGE


SECTION 1.GENERAL.................................................................................................1

         1.1      Definitions.....................................................................................1

SECTION 2.REGISTRATION; RESTRICTIONS ON TRANSFER..................................................................2

         2.1      Rights Herein Conditional.......................................................................2

         2.2      Registration....................................................................................2

         2.3      Expenses of Registration........................................................................4

         2.4      Obligations of Parent...........................................................................4

         2.5      Delay of Registration; Furnishing Information...................................................5

         2.6      Indemnification.................................................................................5

         2.7      Rule 144 Reporting..............................................................................7

         2.8      Cessation of Offering...........................................................................7

SECTION 3.MISCELLANEOUS...........................................................................................8

         3.1      Governing Law...................................................................................8

         3.2      Survival........................................................................................8

         3.3      Successors and Assigns..........................................................................8

         3.4      Entire Agreement................................................................................8

         3.5      Severability....................................................................................8

         3.6      Amendment and Waiver............................................................................8

         3.7      Notices.........................................................................................9

         3.8      Attorneys' Fees.................................................................................9

         3.9      Titles and Subtitles............................................................................9

         3.10     Counterparts....................................................................................9


                                       1.
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